         AMENDMENT NO. 2 (this "Amendment"), dated August 1, 2003, to Warrant and Investor Rights Agreement dated as of April 2, 2003 (as amended to the date hereof, the "Warrant Agreement"), among PEGASUS COMMUNICATIONS CORPORATION (the "Company") and the entities set forth on Schedule I thereto. Terms defined in the Warrant Agreement are used herein as so defined, unless another definition is specified or unless the context clearly requires otherwise.

         Pursuant to Section 9.4 of the Warrant Agreement, the parties may amend the Warrant Agreement as provided herein.

         NOW, THEREFORE, the parties agree as follows, intending to be legally bound.

         1. The first and second recitals of the Warrant Agreement are hereby amended by replacing such recitals in their entirety with the following:

                  "WHEREAS, the Initial Holders and Pegasus Satellite Communications, Inc., a Delaware corporation, a subsidiary of the Company (the "Borrower") are party to the Amended and Restated Term Loan Agreement, dated as of July ___, 2003 (as amended, supplemented or modified from time to time, the "Loan Agreement"), pursuant to which the Initial Holders are making one or more term loans to the Borrower from time to time in an aggregate principal amount of up to $100,000,000, subject to the terms and conditions thereof; and"

         2. Section 1.1 of the Warrant Agreement is hereby amended as follows:

         (a) replacing the definition of "Indemnity Agreement" in such section in its entirety with the following:

                  " "Indemnity Agreement" means the Indemnity Agreement, dated as of April 2, 2003, by and among the Borrower, Pegasus Media & Communications Finance Corporation and DBS Investors Agent, Inc."

         (b) deleting the definition of "PSC" in such section in its entirety.

         3. Section 8.6 of the Warrant Agreement is amended by replacing "PSC" each place it appears with "the Borrower".

         4. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Warrant Agreement not expressly referred to herein. Except as expressly amended hereby, the Warrant Agreement and the other documents executed in connection therewith remain in full force and effect. This Amendment shall be governed by and construed in accordance with New York law, without regard to the conflict of law principles thereof.

         5. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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         6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart signature page or counterpart.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the date first written above.

                               PEGASUS COMMUNICATIONS CORPORATION


                               By       Scott A. Blank
                                  ---------------------------------------------
                                        Name:  Scott A. Blank
                                        Title:  Senior Vice President

                               DBS INVESTORS, LLC


                               By       Jonathan I. Berger
                                  ---------------------------------------------
                                        Name:  Jonathan I. Berger
                                        Title:  President and Secretary


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


                               AVENUE SPECIAL SITUATIONS FUND II, LP

                               By  AVENUE CAPITAL PARTNERS II, LLC,
                                        General Partner

                                      By  GL PARTNERS II, LLC,
                                                Managing Member of the
                                                    General Partner


                                              By     Sonia Gardner
                                                 ------------------------------
                                                 Name:  Sonia Gardner
                                                 Title:  Member

                                 SPCP GROUP, LLC


                               By              Edward A. Mule
                                  ---------------------------------------------
                                        Name:  Edward A. Mule
                                        Title:  Principal





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